                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           F&M NATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           F&M NATIONAL CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of F&M NATIONAL CORPORATION (the "Company") will be held at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, on Tuesday, April 25, 2000, at 10:00 a.m. for the
                                                     ----------
following purposes:

     1.  To elect ten directors to serve for the ensuing year;

     2. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P.C., independent certified public accountants, as auditors of the Company for 2000; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 28, 2000, will be entitled to notice of and to vote at the Annual Meeting.

     Attendance at the Annual Meeting will be limited to shareholders of record, persons holding proxies from shareholders and certain representatives of the press and financial community. If you wish to attend the Annual Meeting, but your shares are held in the name of a broker, bank or other nominee, you should bring with you written confirmation from such nominee of your beneficial ownership.

     You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may withdraw any proxy previously given and vote in person.

     Following the adjournment of the Annual Meeting, officers and directors of the Company will be available to meet with you.

                                    By Order of the Board of Directors



                                    Michael L. Bryan
                                    Corporate Secretary


Winchester, Virginia
March 24, 2000

                            F&M NATIONAL CORPORATION

                                PROXY STATEMENT

                                    GENERAL

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of F&M National Corporation (the "Company") to be voted at the 2000 Annual Meeting of Shareholders to be held Tuesday, April 25, 2000, at 10:00 a.m. at the TraveLodge of Winchester, 160 Front Royal Pike,
             ----------
Winchester, Virginia, and any adjournment thereof. The distribution of this Proxy Statement and related proxy material will commence on or about March 24, 2000.

Voting and Revocation of Proxies

          All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions noted thereon or, if no direction is indicated, they will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing or delivering a substitute proxy or by attending the Annual Meeting and revoking the proxy at the meeting.

Voting Rights of Shareholders

          Only shareholders of record at the close of business on February 28, 2000, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on February 28, 2000, 24,934,076 shares of common stock, par value $2.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of common stock will entitle the holder thereof to one vote on all matters to come before the Annual Meeting. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

          The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and employees of the Company (who will not be compensated in addition to their regular salaries) may solicit proxies personally or by telephone. The Company will reimburse brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company's common stock.

                      ELECTION OF DIRECTORS - PROPOSAL ONE

          The ten persons named below, each of whom currently serves on the Board of Directors, will be nominated to serve as directors until the 2001 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors.

          The Board of Directors recommends that shareholders vote for the nominees set forth below.


                                  Served as                     Principal Occupation
        Name and Age            Director Since                 During Past Five Years
        ------------            --------------                 ----------------------
Frank Armstrong, III (63)           1985        Chairman, President and Chief Executive Officer of
                                                National Fruit Product Company, Inc. (food processor
                                                and distributor), Winchester, Virginia.

William H. Clement (72)             1988        Vice Chairman, Hidden Creek Industries, Inc. (a
                                                private real estate investment company), Winchester,
                                                Virginia; Retired in 1995 as Chairman of the Board
                                                of Automotive Industries, Inc. and Vice Chairman of
                                                the Board of Automotive Industries Holding, Inc.
                                                (automobile parts manufacturer), Strasburg, Virginia.

Charles E. Curtis (61)              1996        Vice Chairman and Chief Administrative Officer, F&M
                                                National Corporation and Vice Chairman of F&M
                                                Bank-Winchester as of January 1, 1998;  President
                                                and Chief Executive Officer of F&M Bank-Northern
                                                Virginia from August 9, 1996 to December 31, 1997;
                                                President and Chief Executive Officer of Fairfax
                                                Bank and Trust Company from  July 22, 1985 to August
                                                8, 1996.

W. M. Feltner (80)                  1970        Chairman of the Board and Chief Executive Officer of
                                                the Company.

William R. Harris (71)              1986        Chairman of the Board of Harris Heating & Plumbing,
                                                Inc., Richmond, Virginia; Chairman of the Board, F&M
                                                Bank-Richmond.

L. David Horner, III (65)           1986        Chairman of the Board of Horner Properties, Inc.
                                                (real estate developer), Stuart, Florida.


                                  Served as                     Principal Occupation
        Name and Age            Director Since                 During Past Five Years
        ------------            --------------                 ----------------------
Jack R. Huyett (67)                 1990        Retired President, Chief Administrative Officer and
                                                Vice Chairman of the Board of F&M National
                                                Corporation.

J. D. Shockey, Jr. (57)             1970        Chief Executive Officer of The Shockey Companies,
                                                Inc. (general construction contractor), Winchester,
                                                Virginia.

Ronald W. Tydings (60)              1996        Attorney, Fairfax, Virginia; Chairman of the Board,
                                                F&M Bank-Northern Virginia.

Alfred B. Whitt (61)                1997        President, Vice Chairman and Chief Financial Officer
                                                of F&M National Corporation and  Chairman of F&M
                                                Bank-Winchester; Senior Vice President, Senior
                                                Financial Officer and Secretary of F&M National
                                                Corporation and F&M Bank-Winchester from 1991
                                                through 1997.

          Messrs. John R. Fernstrom, George L. Romine, and Fred G. Wayland, Jr., will not stand for re-election.

Board of Directors and Committees

          During 1999, the Board of Directors held eleven regular monthly meetings. No special Board meetings were held. Each of the nominees to the Board attended at least 75% of the meetings of the Board and committees on which they served.

          The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Nominating Committee, and the Human Resources Committee.

          Executive Committee. The members of the Executive Committee for 1999 were Messrs. Clement, Feltner, Harris, Huyett, Romine, and Whitt. The Company's Bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except for certain matters reserved to the Board by law. This committee did not meet during 1999.

          Audit Committee. The Audit Committee, whose members are Messrs. Armstrong, Horner, Huyett, and Romine recommends the independent auditors to be selected by the Board, discusses with the independent auditors the scope of their proposed audit, reviews the audit reports, discusses with management the implementation of the auditors' recommendations, reviews the fee of the independent auditors for audit and non-audit services, reviews the adequacy of the Company's system of internal accounting controls and reviews reports of audit activities performed by the Company's staff of internal auditors. This committee met four times during 1999.

          Nominating Committee. The Nominating Committee is composed of Messrs. Armstrong, Clement, Harris, and Shockey. The Nominating Committee recommends to the Board of Directors candidates for election as directors of the Company.
This committee met once during 1999.

          Human Resources Committee. The members of the Human Resources Committee are Messrs. Clement, Romine, and Shockey. The primary responsibilities of this committee are to review and recommend to the Board of Directors compensation of senior management. This committee also administers cash awards made under the Company's Officers' Incentive Bonus Plan and the granting of stock options under the Company's stock option plan. This committee met once during 1999.

Directors' Fees

          During 1999, each director received $650 for each Board meeting attended. In addition, each non-employee director received an annual retainer of $8,000. Board members were not compensated for committee meetings attended, except those members of the Audit Committee and the Human Resources Committee who received $250 for each committee meeting attended. Directors also received $1,500 annually to cover travel, lodging, and related expenses incurred in attending Board and committee meetings.


                       OWNERSHIP OF COMPANY COMMON STOCK

          The following table sets forth, as of February 28, 2000, certain information with respect to the beneficial ownership of the Company's common stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

          As of February 28, 2000, no person beneficially owned 5% or more of the Company's common stock. As of that date, no director or executive officer named in the Summary Compensation Table below beneficially owned 1% or more of the Company's common stock. The directors and all executive officers as a group beneficially owned 5.52% of the outstanding shares of common stock as of February 28, 2000.

                                                                    Stock
      Name                                                       Ownership (1)
      ----                                                       -------------
Frank Armstrong, III...........................................    18,794  (2)
William H. Clement.............................................    93,287  (2)
Charles E. Curtis..............................................   196,135  (3)
W. M. Feltner..................................................   144,017  (2)(3)
William R. Harris..............................................   112,132
L. David Horner, III...........................................   100,389
Jack R. Huyett.................................................   101,855  (2)
J. D. Shockey, Jr..............................................    28,512  (2)
Ronald W. Tydings..............................................   176,249
Alfred B. Whitt................................................   127,474  (3)
Betty H. Carroll...............................................   139,994  (3)
F. Dixon Whitworth, Jr.........................................    70,775  (3)
John R. Fernstrom..............................................    13,691  (2)
George L. Romine...............................................    27,759
Fred G. Wayland, Jr............................................     8,240

All Directors & Executive Officers as a Group.................. 1,376,939

-------------
(1) Includes shares held by affiliated corporations, spouses and minor children, and shares held jointly with spouses or as custodians or trustees for children and others.
(2) Does not include shares held in trust accounts for the directors as follows: Mr. Armstrong, 700 shares; Mr. Clement, 845 shares; Mr. Feltner, 57,848 shares; Mr. Huyett, 649 shares; Mr. Shockey, 738 shares; and Mr. Fernstrom, 688 shares. The named directors do not possess voting or investment power with respect to such shares.
(3) Includes: 32,145 shares issuable to Mr. Curtis; 20,000 shares issuable to Mr. Feltner; 59,053 shares issuable to Mr. Whitt; 59,053 shares issuable to Mrs. Carroll; and 25,110 shares issuable to Mr. Whitworth under the Company's stock option plans.


                             EXECUTIVE COMPENSATION

        The table below sets forth certain information concerning the annual and long-term compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for each of the past three years.

                                   Summary Compensation Table

                                                                    Long-Term
                                                                  Compensation
                                                                 ---------------
                                       Annual Compensation(1)      Securities
           Name and                   -------------------------    Underlying        All Other
      Principal Position        Year    Salary(2)      Bonus       Options(3)     Compensation(4)
------------------------------  ----  -------------  ----------  ---------------  ---------------
W. M. Feltner                   1999    $609,150       $250,000        20,000          $10,223
 Chairman of the Board/         1998     608,700        225,000        20,000           10,500
 Chief Executive Officer        1997     607,800        225,000        20,000           10,375

Alfred B. Whitt                 1999    $259,150       $100,000        10,000          $10,223
 Vice Chairman, President       1998     218,700         85,000        10,000           10,500
 and Chief Financial Officer    1997     191,400         70,000        10,000           10,375

Betty H. Carroll                1999    $270,000       $ 87,500        10,000          $10,223
 Senior Vice President;         1998     260,000         85,000        10,000           10,500
 President/CEO, F&M             1997     250,000         80,000        10,000           10,375
 Bank-Winchester

Charles E. Curtis               1999    $219,150       $ 80,000        10,000          $10,223
 Vice Chairman/Chief            1998     208,700         75,000        10,000           10,500
 Administrative Officer         1997     177,800         50,000         1,500           10,375

F. Dixon Whitworth, Jr.         1999    $175,000       $ 60,000         5,000          $10,187
 Executive Vice President;      1998     165,000         50,000         5,000           10,475
 President, F&M Trust           1997     152,000         45,000         5,000           10,222
 Company

--------------------
(1) Each Named Officer received certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2) Includes directors' fees.
(3) The Company's stock option plan does not permit grants of restricted stock, and this plan is the Company's only stock-based long-term compensation plan currently in effect.
(4) These amounts represent Company contributions allocated under the Company's 401(k) Retirement Plan and the Company's Employee Stock Ownership Plan, respectively, to the Named Officers for 1999 in the following amounts: W. M. Feltner, $2,223 and $8,000; Alfred B. Whitt, $2,223 and $8,000; Betty H. Carroll, $2,223 and $8,000; Charles E. Curtis, $2,223 and $8,000; and F. Dixon Whitworth, Jr., $2,187 and $8,000.

                          Stock Option Grants in 1999

     The Company's stock option plan provides for the granting of both incentive and non-qualified stock options to executive officers and key employees of the Company and its subsidiaries. While the option price of incentive options may not be less than the fair market value of the stock at the date of grant, non-qualified options may be granted at prices less than the fair market value of the common stock on the date of grant, but in no event at an exercise price less than one-half of the market price on the date of grant.

  The following table provides certain information concerning non-qualified stock options granted during 1999 to the Named Officers. No stock appreciation rights may be granted under the Company's stock option plan.

                                       Individual Grants
                  ------------------------------------------------------------
                                  Percent of
                     Number of       Total
                      Shares        Options    Exercise   Market
                    Underlying    Granted to    Price     Price                  Black-Scholes
                      Options      Employees     Per     on Grant  Expiration     Grant Date
     Name           Granted(1)      in 1999     Share      Date       Date        Value(2)(3)
--------------     -------------  -----------  --------  --------  ----------  -----------------
W. M. Feltner          20,000           29.2%    $14.53   $29.066      1/4/09       $374,400
Alfred B. Whitt        10,300           14.6      14.53    29,066      1/4/09        192,816
Betty H. Carroll       10,300           14.6      14.53    29.066      1/4/09        192,816
Charles E.  Curtis     10,300           14.6      14.53    29.066      1/4/09        192,816
F.D.  Whitworth Jr.     5,150            7.3      14.53    29.066      1/4/09         96,408

----------------
(1) The stock options granted during 1999 to the Named Officers were granted on January 4, 1999, and first became exercisable on that date. The options have been adjusted for the 3% stock dividend paid on October 26, 1999, with the exception of Mr. Feltner, who exercised all options before that date.
(2) The values shown reflect standard application of the Black-Scholes pricing model using (i) 60-month volatility (18.49%) and daily stock prices for the five years prior to grant date, (ii) an option term of ten years, (iii) an interest rate that corresponds to the U.S. Treasury rate with a ten-year maturity (6.5%), and (iv) dividends at the average annualized rate in place on the date of grant $0.75. The Black-Scholes option pricing model is a commonly utilized model for valuing options. The model assumes that the possibilities of future stock returns (dividends plus share price appreciation) resemble a normal "bell-shaped" curve.
(3)  No allowance has been made for income taxes that will be due upon exercise.

           Stock Option Exercises in 1999 and Year-End Option Values

       The following table shows certain information with respect to the stock options exercised during 1999 and the number and value of unexercised options at year end:

                                                             Number of              Value of
                             Number of                   Shares Underlying        Unexercised
                              Shares                        Unexercised           In-the-Money
                             Acquired        Value           Options at            Options at
           Name             on Exercise   Realized(1)   December 31, 1999(2)  December 31, 1999(3)
--------------------------  -----------  -------------  --------------------  --------------------
W. M. Feltner                    90,125  $1,847,284                   -0-              $    -0-
Alfred B. Whitt                     -0-         -0-                49,053               768,574
Betty H. Carroll                    -0-         -0-                49,053               768,574
Charles E. Curtis                18,801     395,780                22,145               272,888
F. Dixon Whitworth, Jr.             -0-         -0-                20,110               299,124

--------------

(1) Market value of underlying shares on the date of exercise, minus the option exercise price.
(2) All the stock options shown for each Named Officer are currently exercisable.
(3) Values are calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1999.

Employment Arrangements

  The Company has employment agreements with certain executive officers, including Mrs. Carroll and Messrs. Curtis, Whitt, Whitworth, and 21 senior officers that become effective upon a change in control of the Company. In the case of the Named Officers, with the exception of Mr. Feltner, the Company or its successor agrees to continue these officers in its employ for a term of three years after the date of a change in control. During the contract term, these officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonus paid prior to the change in control. If the officer's employment is terminated during the three year period following a change in control other than for cause or disability as defined in the agreement, or if the officer should terminate employment because a material term of the contract is breached by the Company, the officer will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to 2.99 times the sum of the officer's base salary, annual bonus, and equivalent benefits for Mrs. Carroll and Messrs. Curtis, Whitt, and Whitworth, and 1.0 to 1.5 times the sum of the other senior officers' base salaries, annual bonuses, and equivalent benefits.


           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following Human Resources Committee Report on Executive Compensation and the graph of Shareholder Return shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Human Resources Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on executive compensation:

  The Committee has implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value. In furtherance of these goals, the policies and plans are designed to provide competitive levels of compensation that rely on annual and long-term incentive compensation to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are variable and closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value.

  In its review of management performance and compensation, the Committee has taken into account management's consistent commitment to the long-term success of the Company. Based on its evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and plans the Committee has implemented and administered have contributed to achieving this management focus.

  Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and long-term incentive compensation. The Committee fixes base salaries at levels that are competitive or somewhat below the competitive amounts paid to senior executives with comparable qualifications, experience, and responsibilities, after comparing salary ranges of other bank holding companies and other large locally headquartered companies. The annual incentive compensation is approved as a percentage of the net income of the Company. The long-term incentive compensation is closely tied to the Company's success in achieving significant financial performance goals. The Committee considers the total compensation (earned or potentially available) of each of the Named Officers and the other senior executives in establishing each element of compensation.

  During the fourth quarter of each year, the Chief Executive Officer submits to the Committee the annual salaries for the past three years for the Company's senior executives (other than the Chief Executive Officer), and the Committee reviews the salaries and responsibilities of the officers, and makes any modifications it deems appropriate. Salary proposals are developed by the Company's Chief Executive Officer based on industry peer groups, surveys, and performance judgments as to the past and expected future contributions of the individual senior executives.

  In addition to internal measurements and goals, the Committee considers return on average assets (ROAA) and growth in total assets when evaluating the performance of executive officers. ROAA is a measure used in the industry to compare the profitability of banking companies. For the period ending December 31, 1998, the Company's ROAA was 1.32%, compared to 1.20% for its 152 Peer Group Banks (152 financial institutions, like the Company, between $1 billion and $3 billion in asset size, as supplied by the Federal Reserve Board's Division of Banking).

CEO Compensation

  The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data similar to senior executives and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

  No salary increase was recommended for 1998 and 1999, or has been recommended for 2000.

  Although the 1999 salary and option grant were not measured upon the attainment of any specific goals by the Company, the Committee, in its discretion and judgment in making these decisions, took into consideration his individual contribution to the Company's performance for the prior fiscal year reflected by: (1) a $3,681,000 increase in net income, and (2) a $22,254,000 increase in shareholders' equity. The growth of the Company for 1998 exceeded $210,779,000 or 7.9%. Although the Committee, in establishing this salary, uses a subjective approach and does not rely on a formula or weights of specific factors, it carefully considers all the factors listed above.

Annual Incentives

  The Incentive Compensation Plan stresses rewards for achievement of goals set each year. Financial goals include operating earnings and return on shareholders' equity. The formula for 1999 adopted by the Board of Directors was as follows: 12% of net income in excess of 10% return on equity capital, plus 6% of net income in excess of 11.5% return on equity capital. At the end of each year, this formula defines the total fund available for distribution as bonuses.

  The Committee distributes the incentive fund to eligible employees based on the Committee's subjective evaluation of individual performance and contribution to the Company and recommendations by certain senior officers.

  In determining the awards for 1999 from the incentive fund to other eligible employees, including other Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommendations based on individual performance, as well as its evaluation of factors substantially comparable to those considered in establishing the award for the Chief Executive Officer.

  In determining the Chief Executive Officer's award for 1999, in addition to the factors discussed above, the Committee considered its evaluation of the Company's performance and the state of the economy in the Company's service area. The growth of the Company for the nine months ending September 30, 1999, was 3.6% or $102,800,000. Net income growth was 14.5% for the same time period. It considered these factors both on an absolute basis and relative to the performance of the Company's peers.

Stock Incentives

  The Committee considered the desirability of granting awards under the Company's stock option plan, which provides the Committee the flexibility to grant longer-term incentives in stock options. The Committee believes that its past grant of options has successfully focused the Company's senior management on building profitability and shareholder value. Stock options granted in 1999 are reflected in the table, "Stock Option Grants in 1999."

  The awards were based, among other things, on a review of competitive compensation data from selected peer companies and information on their total compensation as well as the Committee's evaluation of their past and expected future contributions to the Company's achievement of its long-term goals. Like other compensation decisions, the Committee does not use a formula or weight specific factors in recommending stock options awards, but rather relies on its own subjective evaluation.

Compensation Committee Interlocks and Insider Participation

  During 1999 and up to the present time, there were transactions between certain of the Company's banking subsidiaries and certain members of the Human Resources Committee, or their associates, all consisting of extensions of credit by the banks in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

  None of the members of the Human Resources Committee has served as an officer or employee of the Company or any of its affiliates.

                               SHAREHOLDER RETURN

  The Company is subject to the rules of the Securities and Exchange Commission (the "SEC") that require all public companies to present a graph of total investment return in their annual proxy statements. The rules require a line graph which compares the Company's five-year cumulative shareholder return on its common stock with the Standard's & Poor's 500 Stock Index and either a published industry index or an index of peer companies selected by the Company. The graph below presents a comparison of the Company's performance with the S&P 500 Stock Index and the SNL Securities $1 to $5 Billion Bank Asset-Size Index, assuming that investments of $100 were made on December 31, 1994, and that dividends were reinvested. SNL Securities, based in Charlottesville, Virginia, is a research and publishing firm specializing in the collection and dissemination of data on the financial services industry.

  In the period of December 1998 and December 1999, the SNL $1B-$5B Bank Asset-Size Index declined 23.5 basis points while F&M's decline was 4.6 basis points.


             Comparison of Five Year Cumulative Total Return Among
               F&M National Corporation, the S&P 500 Stock Index
                   and the SNL $1B-$5B Bank Asset-Size Index




                                 (insert graph)




                                        1994      1995      1996      1997      1998      1999
                                       ------    ------    ------    ------    ------    ------
F&M National Corporation               100.00    130.59    144.97    239.56    213.83    209.27
S&P 500 Stock Index                    100.00    137.58    169.03    225.44    289.79    350.50

SNL $1B-$5B Bank Asset-Size Index      100.00    134.48    174.33    290.73    290.06    266.58

           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

  During 1999, the Company's banking subsidiaries extended credit to directors and officers of the Company and its subsidiaries. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present unfavorable features.

  The banking subsidiaries of the Company, pursuant to the Company's employee loan policy, make individual general purpose loans on a nondiscriminatory basis to employees of subsidiaries at interest rates below those for comparable transactions with other persons. The banking subsidiaries are prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by banking laws.

  J. D. Shockey, Jr., a director of the Company and F&M Bank-Winchester, performed work for F&M Bank-Winchester during 1999 in connection with the renovation of the bank's main lobby and the Miller Hardware Building, which were under contract with Shockey Industries, Inc. Ronald W. Tydings, a director of the Company, is also Chairman of the Board of F&M Bank-Northern Virginia, a subsidiary of the Company. Mr. Tydings serves as legal counsel for that bank.

Section 16(a) Beneficial Ownership Reporting Compliance

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company's stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 1999 with the exception of Mr. Huyett, who, on one occasion with respect to one transaction, was late in filing a report.


            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - PROPOSAL TWO

  The Board of Directors, upon recommendation of the Audit Committee, has appointed Yount, Hyde & Barbour, P.C., as the Company's independent public accountants for the year ending December 31, 2000, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. Yount, Hyde & Barbour, P.C., has been serving the Company for many years. This firm has advised the Company that neither the firm nor any member of the firm now has, or has held during the past five years, any direct or indirect financial interest in the Company or any of its subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 OTHER MATTERS

  As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

                     PROPOSALS FOR THE 2001 ANNUAL MEETING

  The Company's Bylaws provide that, in addition to any other applicable requirements, for business (including shareholder nominations of Director candidates) to be properly brought before the Annual Meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company at least 90 days prior to the Annual Meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws. These requirements are separate and apart from and in addition to the SEC's requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy materials. To be considered for inclusion in the Company's proxy materials relating to the 2001 Annual Meeting of Shareholders, shareholders proposals must be received by the Secretary of the Company no later than November 24, 2000.

  The 2001 Annual Meeting of Shareholders is scheduled for April 24, 2001.


                           ANNUAL REPORT ON FORM 10-K

  A copy of the Company's Annual Report on Form 10-K for 1999 filed with the SEC, excluding exhibits, can be obtained without charge by writing to Alfred B. Whitt, President, F&M National Corporation, P.O. Box 2800, Winchester, VA 22604.


                                    By Order of the Board of Directors

                                    Michael L. Bryan
                                    Corporate Secretary


Winchester, Virginia
March 24, 2000

INSTRUCTIONS TO TRAVELODGE OF WINCHESTER

Travelling East from WINCHESTER.

Take Route 50 East. After crossing over the Interstate I-81 overpass, turn right at the intersection stoplight onto Route 522 South (Front Royal Pike). TraveLodge is on the right.

Travelling West on Route 50.

At the intersection of Route 50 East and Route 522 (Front Royal Pike), turn left at the intersection stoplight. TraveLodge is on the right.

Travelling Northbound on I-81. EXIT 313.

Take Exit 313 for Route 50 - Winchester. After coming off the Exit, continue straight through stoplight across Route 50 (and onto Route 522 South / Front Royal Pike). TraveLodge will be on the right after going through the intersection.

Travelling Southbound on I-81.  EXIT 313-A.

Take Exit 313-A onto Route 50 East in Winchester. At the intersection stoplight, turn right onto Route 522 (Front Royal Pike). TraveLodge is on the right.

                    PLEASE USE THE "BANQUET ROOM" ENTRANCE.

TraveLodge's address is 160 Front Royal Pike, Winchester, VA 22602, and its telephone number is 540-665-0685.

                            F&M NATIONAL CORPORATION
                              Winchester, Virginia

          This Proxy is solicited on behalf of the Board of Directors.

The undersigned, revoking all prior proxies, hereby appoints Joseph E. Kalbach, Thom F. Hanes, and Russell K. Henry, Jr., as proxies, and each or any of them with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of F&M NATIONAL CORPORATION held of record by the undersigned on February 28, 2000, at the Annual Meeting of Shareholders to be held April 25, 2000, or any adjournment thereof, on each of the following matters:

1. Election of directors:

   [_] FOR all Nominees listed below   [_] WITHHOLD AUTHORITY TO  VOTE FOR THOSE
                                           INDICATED BELOW

   Frank Armstrong, III; William H. Clement; Charles E. Curtis; W. M. Feltner; William R. Harris; L. David Horner, III; Jack R. Huyett; J. D. Shockey, Jr.; Ronald W. Tydings; and Alfred B. Whitt

   INSTRUCTIONS:  To withhold authority to vote for an individual Nominee, print the name of the Nominee in the space provided below.

   -----------------------------------------------------------------------------

2. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P.C., independent certified public accountants, as auditors of the Company for 2000:

   [_]   FOR                 [_]   AGAINST               [_]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors has not been notified of any such matters.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each proposal. All joint owners MUST sign.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATED
     ---------------    -----------------------------------------------------
                             Signature
NUMBER OF SHARES

--------------------    -----------------------------------------------------
                             Signature (if jointly owned)


-----------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN ENCLOSED ENVELOPE.